As filed with the Securities and Exchange Commission on October 5, 1998

                           Registration No. 333-63123

                                 AMENDMENT NO. 1
                                       to
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            VDC COMMUNICATIONS, INC.*
             (Exact name of Registrant as specified in its charter)

_________ Delaware____________       ____________4812_____________       __________061510832__________
(State or Other Jurisdiction of        (Primary Standard Industrial      (I.R.S. Employer Identification No.)
  Incorporation or Organization)       Classification Code Number)


                               75 Holly Hill Lane
                          Greenwich, Connecticut 06830
             ____________________(203) 869-5100_____________________
   (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                    Registrant's Principal Executive Offices)

                               Frederick A. Moran
                             Chief Executive Officer
                               75 Holly Hill Lane
                          Greenwich, Connecticut 06830
               ________________ (203) 869-5100___________________
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent For Service)

         Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            Stephen M. Cohen, Esquire
                            Joseph P. Galda, Esquire
                   Buchanan Ingersoll Professional Corporation
                         Eleven Penn Center, 14th Floor
                               1835 Market Street
                             Philadelphia, PA 19103
                                 (215) 665-8700

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Upon consummation of the Domestication Merger described herein and after the Effective Date of this Registration Statement.

         *The securities to be issued pursuant to this registration statement represent securities of VDC Communications, Inc., a subsidiary of VDC Corporation Ltd., a Bermuda company.

Item 21.  Exhibits

      The following Exhibits are filed as part of this Registration Statement.

Number                        Description                                                            Method of Filing
------                        -----------                                                            ----------------
 2.1                          Agreement and Plan of Merger between VDC                               Previously filed
                              Corporation Ltd. and Registrant

 3.1                          Certificate of Incorporation, as amended, of Registrant.               Previously filed

 3.2                          Amended and Restated Bylaws of Registrant                              Previously filed

 4.1                          Instruments defining the rights of security holders:                   Previously filed

 5.1                          Opinion of Buchanan Ingersoll Professional Corporation                 Filed herewith

21.1                          Subsidiaries of Registrant                                             Previously filed

23.1                          Consent of Buchanan Ingersoll Professional Corporation                 Included within Exhibit 5.1
                                                                                                     hereto

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, Connecticut on the 5th day of October, 1998.

                            VDC COMMUNICATIONS, INC.

                            By: /s/ Frederick A. Moran
                                ------------------------------------
                                Frederick A. Moran
                                President and Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                   Title                                            Date
---------                                   -----                                            ----

/s/  Frederick A. Moran                     President and Director                           October 5, 1998
------------------------
Frederick A. Moran

/s/  *                                      Chief Operating Officer and Director             October 5, 1998
------------------------
Dr. James C. Roberts

/s/  *                                      Director                                         October 5, 1998
------------------------
Dr. Hussein Elkholy


* By: /s/  Frederick A. Moran
      -------------------------
      Frederick A. Moran
      Attorney-in-fact